EXHIBIT 99.1

PRESS RELEASE OF NORTHWEST BANCSHARES, INC.
EARNINGS RELEASE

FOR IMMEDIATE RELEASE

Contact:	Louis J. Torchio, President and Chief Executive Officer William W. Harvey, Jr., Senior Executive Vice President, Chief Operating Officer and Chief Financial Officer (814) 726-2140

Northwest Bancshares, Inc. Announces Third Quarter 2022 Earnings and Quarterly Dividend

Columbus, Ohio — October 24, 2022

Northwest Bancshares, Inc., (the "Company"), (NasdaqGS: NWBI) announced net income for the quarter ended September 30, 2022 of $37.3 million, or $0.29 per diluted share. This represents an increase of $2.2 million, or 6.4%, compared to the same quarter last year, when net income was $35.1 million, or $0.27 per diluted share. The annualized returns on average shareholders’ equity and average assets for the quarter ended September 30, 2022 were 9.84% and 1.05% compared to 8.86% and 0.97% for the quarter ended September 30, 2021.

The Company also announced that its Board of Directors declared a quarterly cash dividend of $0.20 per share payable on November 14, 2022 to shareholders of record as of November 3, 2022. This is the 112th consecutive quarter in which the Company has paid a cash dividend. Based on the market value of the Company's common stock as of September 30, 2022, this represents an annualized dividend yield of approximately 5.9%.

Louis J. Torchio, President and CEO, added, "We are very pleased with the positive results in the current quarter beginning with the expansion of our net interest margin by 35 basis points as a result of both an increase in market interest rates and the deployment of our remaining excess liquidity into higher yielding interest-earning assets. The loan growth momentum seen during the second quarter carried into the current quarter with the generation of organic loan growth of approximately $241.7 million, or 2.3%, augmented by the purchase of a $67.0 million small business equipment finance pool. We are also pleased to report a continued favorable trend in expense management during the year with our efficiency ratio improving to 58.4% during the current quarter."

Mr. Torchio continued, "Asset quality metrics continue to improve with nonperforming and classified assets dropping to $84.4 million and $237.7 million, respectively. However, due to a deterioration in economic forecasts, we recorded a provision for credit losses of $7.7 million for the quarter, which is more consistent with our historic averages. Total delinquency continues to remain low at 0.4% of total loans and we experienced a total net recovery of $3.8 million in the current quarter primarily from the recovery of a previously charged-off commercial real estate loan."

Net interest income increased by $14.3 million, or 14.6%, to $112.7 million for the quarter ended September 30, 2022, from $98.4 million for the quarter ended September 30, 2021. This increase in net interest income is due to both the increase in market interest rates and the change in our interest-earning asset mix. Interest-earning deposits were deployed into higher yielding loans and investments, which caused the yield on interest-earning assets to increase to 3.60% for the quarter ended September 30, 2022 from 3.15% for the quarter ended September 30, 2021. The net effect of the changes in interest rates and average balances was an increase in the Company's net interest margin to 3.42% for the quarter ended September 30, 2022, from 2.97% for the same quarter last year.

The provision for credit losses increased by $12.0 million, or 276.6%, to $7.7 million for the quarter ended September 30, 2022 from a provision credit of $4.4 million for the quarter ended September 30, 2021. This increase was primarily due to growth within our loan portfolio during the current year in conjunction with forecasted economic deterioration reflected in our allowance for credit loss models. The Company continued to experience improvement in asset quality as classified loans decreased by $146.6 million, or 38.1%, to $237.7 million, or 2.2% of total loans, at September 30, 2022, from $384.4 million, or 3.8% of total loans, at September 30, 2021. Total delinquent loans also decreased to $44.7 million, or 0.4% of loans receivable, at September 30, 2022 from $64.0 million, or 0.6% of loans receivable, at September 30, 2021. In addition, the Company experienced a total net recovery during the current quarter of $3.8 million, or 0.14% on an annualized basis, compared to a net charge-off of $3.2 million, or 0.12% on an annualized basis, during the same quarter last year for an overall net improvement of $7.0 million.

Noninterest income decreased by $2.4 million, or 8.2%, to $26.8 million for the quarter ended September 30, 2022, from $29.2 million for the quarter ended September 30, 2021.  This decrease was primarily due to a decline in our mortgage banking income of $3.2 million, or 80.6%, to $766,000 for the quarter ended September 30, 2022 from $3.9 million for the quarter ended September 30, 2021. This decrease reflects the impact of less favorable pricing in the secondary market, due primarily to the volatile interest rate environment, as well as decreased mortgage volumes. Partially offsetting this decrease was an increase in service charges and fee income of $1.1 million, or 8.5%, to $14.3 million for the quarter ended September 30, 2022 from $13.2 million for the quarter ended September 30, 2021 as customer activity increased in 2022 after COVID-19 restricted behavior in the prior year.

Noninterest expense decreased by $3.5 million, or 4.1%, to $82.6 million for the quarter ended September 30, 2022 from $86.1 million for the quarter ended September 30, 2021. Almost all expense categories decreased as the Company continues to focus on controlling costs and improving efficiency. Contributing to the decrease was a $2.4 million, or 4.8%, decrease in compensation and employee benefits to $46.7 million for the quarter ended September 30, 2022 from $49.1 million for the quarter ended September 30, 2021 due to branch consolidations completed in April 2022. Also contributing to this favorable variance was a $932,000, or 21.7%, decrease in professional services to $3.4 million for the quarter ended September 30, 2022 from $4.3 million for the quarter ended September 30, 2021 due to the increased use of third-party consulting services during the prior year. Partially offsetting these decreases was an increase in other expenses of $1.7 million, or 75.4%, to $3.9 million for the quarter ended September 30, 2022 from $2.2 million for the quarter ended September 30, 2021 due to an increase in our unfunded loan loss reserve associated with the origination of loans with current off balance sheet exposure.

The provision for income taxes increased by $1.2 million, or 11.0%, to $12.0 million for the quarter ended September 30, 2022 from $10.8 million for the quarter ended September 30, 2021 due primarily to an increase in income before taxes in the current year.

Headquartered in Columbus, Ohio, Northwest Bancshares, Inc. is the bank holding company of Northwest Bank. Founded in 1896 and headquartered in Warren, Pennsylvania, Northwest Bank is a full-service financial institution offering a complete line of business and personal banking products, as well as treasury management solutions and wealth management services. As of September 30, 2022, Northwest operated 142 full-service community banking offices and eight free standing drive-through facilities in Pennsylvania, New York, Ohio and Indiana. Northwest Bancshares, Inc.’s common stock is listed on the NASDAQ Global Select Market ("NWBI"). Additional information regarding Northwest Bancshares, Inc. and Northwest Bank can be accessed on-line at www.northwest.com.

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Forward-Looking Statements - This release may contain forward-looking statements with respect to the financial condition and results of operations of Northwest Bancshares, Inc. including, without limitations, statements relating to the earnings outlook of the Company. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements, include among others, the following possibilities: (1) changes in the interest rate environment; (2) competitive pressure among financial services companies; (3) general economic conditions including inflation and an increase in non-performing loans; (4) changes in legislation or regulatory requirements; (5) difficulties in continuing to improve operating efficiencies; (6) difficulties in the integration of acquired businesses or the ability to complete sales transactions; (7) increased risk associated with commercial real-estate and business loans; and (8) the effect of any pandemic, including COVID-19, war or act of terrorism.  Management has no obligation to revise or update these forward-looking statements to reflect events or circumstances that arise after the date of this release.

Northwest Bancshares, Inc. and Subsidiaries
Consolidated Statements of Financial Condition (Unaudited)
(dollars in thousands, except per share amounts)

	September 30, 2022	December 31, 2021	September 30, 2021
Assets
Cash and cash equivalents	$118,549	1,279,259	1,090,485
Marketable securities available-for-sale (amortized cost of $1,466,883, $1,565,002 and $1,587,105, respectively)	1,251,791	1,548,592	1,583,715
Marketable securities held-to-maturity (fair value of $771,238, $751,513 and $609,777, respectively)	899,411	768,154	618,395
Total cash and cash equivalents and marketable securities	2,269,751	3,596,005	3,292,595

Residential mortgage loans held-for-sale	15,834	25,056	27,411
Residential mortgage loans	3,386,064	2,969,564	2,962,110
Home equity loans	1,284,989	1,319,931	1,350,348
Consumer loans	2,116,238	1,838,748	1,816,836
Commercial real estate loans	2,812,830	3,015,484	3,162,551
Commercial loans	1,125,570	847,609	879,712
Total loans receivable	10,741,525	10,016,392	10,198,968
Allowance for credit losses	(109,819)	(102,241)	(109,767)
Loans receivable, net	10,631,706	9,914,151	10,089,201

FHLB stock, at cost	19,281	14,184	14,567
Accrued interest receivable	29,536	25,599	26,995
Real estate owned, net	450	873	809
Premises and equipment, net	146,173	156,524	155,740
Bank-owned life insurance	255,015	256,213	254,871
Goodwill	380,997	380,997	380,997
Other intangible assets, net	9,491	12,836	14,041
Other assets	210,744	144,126	159,419
Total assets	$13,953,144	14,501,508	14,389,235
Liabilities and shareholders’ equity
Liabilities
Noninterest-bearing demand deposits	$3,094,120	3,099,526	3,052,115
Interest-bearing demand deposits	2,812,730	2,940,442	2,926,351
Money market deposit accounts	2,577,013	2,629,882	2,584,424
Savings deposits	2,327,419	2,303,760	2,271,496
Time deposits	1,067,110	1,327,555	1,387,827
Total deposits	11,878,392	12,301,165	12,222,213

Borrowed funds	150,036	139,093	126,496
Subordinated debt	113,753	123,575	123,486
Junior subordinated debentures	129,249	129,054	128,989
Advances by borrowers for taxes and insurance	29,647	44,582	26,951
Accrued interest payable	831	1,804	589
Other liabilities	191,450	178,664	198,743
Total liabilities	12,493,358	12,917,937	12,827,467
Shareholders’ equity
Preferred stock, $0.01 par value: 50,000,000 shares authorized, no shares issued	—	—	—
Common stock, $0.01 par value: 500,000,000 shares authorized, 126,921,989, 126,612,183 and 126,521,344 shares issued and outstanding, respectively	1,269	1,266	1,265
Additional paid-in capital	1,017,189	1,010,405	1,008,099
Retained earnings	632,476	609,529	604,787
Accumulated other comprehensive loss	(191,148)	(37,629)	(52,383)
Total shareholders’ equity	1,459,786	1,583,571	1,561,768
Total liabilities and shareholders’ equity	$13,953,144	14,501,508	14,389,235

Equity to assets	10.46%	10.92%	10.85%
Tangible common equity to assets*	7.88%	8.43%	8.34%
Book value per share	$11.50	12.51	12.34
Tangible book value per share*	$8.42	9.40	9.22
Closing market price per share	$13.51	14.16	13.28
Full time equivalent employees	2,191	2,332	2,404
Number of banking offices	150	170	170
*    Excludes goodwill and other intangible assets (non-GAAP).

Northwest Bancshares, Inc. and Subsidiaries
Consolidated Statements of Income (Unaudited)
(dollars in thousands, except per share amounts)

	Quarter ended
	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021

Interest income:
Loans receivable	$106,943	95,574	88,174	95,295	97,475
Mortgage-backed securities	8,683	7,158	6,360	5,743	5,840
Taxable investment securities	838	715	677	640	649
Tax-free investment securities	709	683	674	688	628
FHLB stock dividends	148	82	81	82	71
Interest-earning deposits	1,295	1,684	467	467	352
Total interest income	118,616	105,896	96,433	102,915	105,015
Interest expense:
Deposits	3,157	3,341	3,751	4,295	4,540
Borrowed funds	2,710	2,290	2,059	1,964	2,056
Total interest expense	5,867	5,631	5,810	6,259	6,596
Net interest income	112,749	100,265	90,623	96,656	98,419
Provision for credit losses	7,689	2,629	(1,481)	(1,909)	(4,354)
Net interest income after provision for credit losses	105,060	97,636	92,104	98,565	102,773
Noninterest income:
Loss on sale of investments	(2)	(3)	(2)	(4)	(46)
Service charges and fees	14,323	13,673	13,067	13,500	13,199
Trust and other financial services income	6,650	7,461	7,012	6,820	7,182
Insurance commission income	—	—	—	—	44
Gain/(loss) on real estate owned, net	290	291	(29)	71	247
Income from bank-owned life insurance	1,475	2,008	1,983	1,343	1,332
Mortgage banking income	766	2,157	1,465	2,120	3,941
Other operating income	3,301	4,861	2,244	3,192	3,287
Total noninterest income	26,803	30,448	25,740	27,042	29,186
Noninterest expense:
Compensation and employee benefits	46,711	48,073	46,917	48,691	49,063
Premises and occupancy costs	7,171	7,280	7,797	7,104	7,745
Office operations	3,229	3,162	3,383	3,144	4,143
Collections expense	322	403	520	602	411
Processing expenses	13,416	12,947	12,548	13,639	13,517
Marketing expenses	2,147	2,047	2,128	2,054	2,102
Federal deposit insurance premiums	1,200	1,130	1,129	1,131	1,184
Professional services	3,363	3,333	2,573	4,513	4,295
Amortization of intangible assets	1,047	1,115	1,183	1,205	1,321
Real estate owned expense	61	72	37	44	94
Merger, asset disposition and restructuring expense	—	—	1,374	2,812	—
Other expenses	3,906	5,245	2,355	1,346	2,227
Total noninterest expense	82,573	84,807	81,944	86,285	86,102
Income before income taxes	49,290	43,277	35,900	39,322	45,857
Income tax expense	11,986	9,851	7,613	9,266	10,794
Net income	$37,304	33,426	28,287	30,056	35,063

Basic earnings per share	$0.29	0.26	0.22	0.24	0.28
Diluted earnings per share	$0.29	0.26	0.22	0.24	0.27

Annualized return on average equity	9.84%	8.90%	7.17%	7.65%	8.86%
Annualized return on average assets	1.05%	0.94%	0.80%	0.82%	0.97%
Annualized return on tangible common equity *	13.84%	12.16%	10.14%	10.02%	11.92%

Efficiency ratio **	58.42%	64.03%	68.22%	66.51%	66.44%
Annualized noninterest expense to average assets ***	2.30%	2.35%	2.23%	2.25%	2.33%
*    Excludes goodwill and other intangible assets (non-GAAP).
**     Excludes gain on sale of insurance business, amortization of intangible assets and merger, asset disposition and restructuring expenses (non-GAAP).
*** Excludes amortization of intangible assets and merger, asset disposition and restructuring expenses (non-GAAP).

Northwest Bancshares, Inc. and Subsidiaries
Consolidated Statements of Income (Unaudited)
(dollars in thousands, except per share amounts)

	Nine months ended September 30,
	2022	2021
Interest income:
Loans receivable	$290,691	295,048
Mortgage-backed securities	22,201	15,720
Taxable investment securities	2,230	1,976
Tax-free investment securities	2,066	1,797
FHLB stock dividends	311	325
Interest-earning deposits	3,446	727
Total interest income	320,945	315,593
Interest expense:
Deposits	10,249	14,827
Borrowed funds	7,059	6,160
Total interest expense	17,308	20,987
Net interest income	303,637	294,606
Provision for credit losses	8,837	(9,974)
Net interest income after provision for credit losses	294,800	304,580
Noninterest income:
Loss on sale of investments	(7)	(172)
Service charges and fees	41,063	38,337
Trust and other financial services income	21,123	21,101
Insurance commission income	—	3,633
Gain on real estate owned, net	552	371
Income from bank-owned life insurance	5,466	4,707
Mortgage banking income	4,388	13,772
Gain on sale of insurance business	—	25,327
Other operating income	10,406	8,771
Total noninterest income	82,991	115,847
Noninterest expense:
Compensation and employee benefits	141,701	145,196
Premises and occupancy costs	22,248	23,969
Office operations	9,774	10,625
Collections expense	1,245	1,330
Processing expenses	38,911	42,124
Marketing expenses	6,322	6,183
Federal deposit insurance premiums	3,459	3,844
Professional services	9,269	13,108
Amortization of intangible assets	3,345	4,348
Real estate owned expense	170	254
Merger, asset disposition and restructuring expense	1,374	641
Other expenses	11,506	7,003
Total noninterest expense	249,324	258,625
Income before income taxes	128,467	161,802
Income tax expense	29,450	37,535
Net income	$99,017	124,267

Basic earnings per share	$0.78	0.98
Diluted earnings per share	$0.78	0.97

Annualized return on average equity	8.61%	10.67%
Annualized return on average assets	0.93%	1.17%
Annualized return on tangible common equity *	12.38%	14.24%

Efficiency ratio **	63.27%	65.86%
Annualized noninterest expense to average assets ***	2.30%	2.38%
*    Excludes goodwill and other intangible assets (non-GAAP).
**     Excludes gain on sale of insurance business, amortization of intangible assets and merger, asset disposition and restructuring expenses (non-GAAP).
*** Excludes amortization of intangible assets and merger, asset disposition and restructuring expenses (non-GAAP).

Northwest Bancshares, Inc. and Subsidiaries
Asset Quality (Unaudited)
(dollars in thousands)

	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
Nonaccrual loans current:
Residential mortgage loans	$2,186	1,970	1,884	1,354	2,015
Home equity loans	1,158	1,337	1,376	1,212	1,267
Consumer loans	833	976	1,148	1,336	1,465
Commercial real estate loans	56,193	60,537	79,810	106,233	111,075
Commercial loans	1,801	5,270	6,060	6,098	17,021
Total nonaccrual loans current	$62,171	70,090	90,278	116,233	132,843
Nonaccrual loans delinquent 30 days to 59 days:
Residential mortgage loans	$54	2	760	244	99
Home equity loans	316	172	195	223	328
Consumer loans	155	158	190	241	152
Commercial real estate loans	55	911	333	239	205
Commercial loans	237	358	4	53	102
Total nonaccrual loans delinquent 30 days to 59 days	$817	1,601	1,482	1,000	886
Nonaccrual loans delinquent 60 days to 89 days:
Residential mortgage loans	$32	199	830	1,163	527
Home equity loans	432	566	371	61	142
Consumer loans	382	226	280	292	291
Commercial real estate loans	848	630	—	364	419
Commercial loans	132	73	—	218	170
Total nonaccrual loans delinquent 60 days to 89 days	$1,826	1,694	1,481	2,098	1,549
Nonaccrual loans delinquent 90 days or more:
Residential mortgage loans	$5,544	5,445	3,976	7,641	8,069
Home equity loans	1,779	2,081	2,968	4,262	4,745
Consumer loans	2,031	1,942	1,782	2,069	2,184
Commercial real estate loans	8,821	14,949	21,399	24,063	25,562
Commercial loans	638	583	795	1,105	1,104
Total nonaccrual loans delinquent 90 days or more	$18,813	25,000	30,920	39,140	41,664
Total nonaccrual loans	$83,627	98,385	124,161	158,471	176,942
Total nonaccrual loans	$83,627	98,385	124,161	158,471	176,942
Loans 90 days past due and still accruing	357	379	420	331	386
Nonperforming loans	83,984	98,764	124,581	158,802	177,328
Real estate owned, net	450	1,205	929	873	809
Nonperforming assets	$84,434	99,969	125,510	159,675	178,137
Nonaccrual troubled debt restructuring *	$30,406	37,647	16,015	17,216	12,858
Accruing troubled debt restructuring	16,344	16,590	12,686	13,072	13,664
Total troubled debt restructuring	$46,750	54,237	28,701	30,288	26,522

Nonperforming loans to total loans	0.78%	0.95%	1.23%	1.59%	1.74%
Nonperforming assets to total assets	0.61%	0.71%	0.87%	1.10%	1.24%
Allowance for credit losses to total loans	1.02%	0.94%	0.98%	1.02%	1.08%
Allowance for total loans excluding PPP loan balances	1.02%	0.95%	0.98%	1.03%	1.09%
Allowance for credit losses to nonperforming loans	130.76%	99.59%	79.70%	64.38%	61.90%
*    Amounts included in nonperforming loans above.

Northwest Bancshares, Inc. and Subsidiaries
Loans by Credit Quality Indicators (Unaudited)
(dollars in thousands)

At September 30, 2022	Pass	Special mention *	Substandard **	Doubtful	Loss	Loans receivable
Personal Banking:
Residential mortgage loans	$3,388,168	—	13,730	—	—	3,401,898
Home equity loans	1,279,968	—	5,021	—	—	1,284,989
Consumer loans	2,112,478	—	3,760	—	—	2,116,238
Total Personal Banking	6,780,614	—	22,511	—	—	6,803,125
Commercial Banking:
Commercial real estate loans	2,589,648	34,684	188,498	—	—	2,812,830
Commercial loans	1,094,830	4,004	26,736	—	—	1,125,570
Total Commercial Banking	3,684,478	38,688	215,234	—	—	3,938,400
Total loans	$10,465,092	38,688	237,745	—	—	10,741,525
At June 30, 2022
Personal Banking:
Residential mortgage loans	$3,273,117	—	13,658	—	—	3,286,775
Home equity loans	1,275,124	—	5,368	—	—	1,280,492
Consumer loans	1,998,863	—	3,682	—	—	2,002,545
Total Personal Banking	6,547,104	—	22,708	—	—	6,569,812
Commercial Banking:
Commercial real estate loans	2,600,207	51,540	224,429	—	—	2,876,176
Commercial loans	954,129	2,468	30,239	—	—	986,836
Total Commercial Banking	3,554,336	54,008	254,668	—	—	3,863,012
Total loans	$10,101,440	54,008	277,376	—	—	10,432,824
At March 31, 2022
Personal Banking:
Residential mortgage loans	$3,108,366	—	13,523	—	—	3,121,889
Home equity loans	1,280,342	—	6,178	—	—	1,286,520
Consumer loans	1,892,162	—	3,819	—	—	1,895,981
Total Personal Banking	6,280,870	—	23,520	—	—	6,304,390
Commercial Banking:
Commercial real estate loans	2,633,808	62,091	263,994	—	—	2,959,893
Commercial loans	839,125	3,277	32,349	—	—	874,751
Total Commercial Banking	3,472,933	65,368	296,343	—	—	3,834,644
Total loans	$9,753,803	65,368	319,863	—	—	10,139,034
At December 31, 2021
Personal Banking:
Residential mortgage loans	$2,978,080	—	16,540	—	—	2,994,620
Home equity loans	1,312,820	—	7,111	—	—	1,319,931
Consumer loans	1,834,478	—	4,270	—	—	1,838,748
Total Personal Banking	6,125,378	—	27,921	—	—	6,153,299
Commercial Banking:
Commercial real estate loans	2,639,676	74,123	301,685	—	—	3,015,484
Commercial loans	808,323	5,730	33,556	—	—	847,609
Total Commercial Banking	3,447,999	79,853	335,241	—	—	3,863,093
Total loans	$9,573,377	79,853	363,162	—	—	10,016,392
At September 30, 2021
Personal Banking:
Residential mortgage loans	$2,972,489	—	17,032	—	—	2,989,521
Home equity loans	1,342,479	—	7,869	—	—	1,350,348
Consumer loans	1,812,360	—	4,476	—	—	1,816,836
Total Personal Banking	6,127,328	—	29,377	—	—	6,156,705
Commercial Banking:
Commercial real estate loans	2,799,592	63,034	299,925	—	—	3,162,551
Commercial loans	813,665	10,976	55,071	—	—	879,712
Total Commercial Banking	3,613,257	74,010	354,996	—	—	4,042,263
Total loans	$9,740,585	74,010	384,373	—	—	10,198,968
*    Includes $4.5 million, $7.4 million, $4.4 million, $14.9 million, and $16.7 million of acquired loans at September 30, 2022, June 30, 2022, March 31, 2022, December 31, 2021, and September 30, 2021, respectively.
**    Includes $51.4 million, $59.3 million, $71.9 million, $81.5 million, and $110.4 million of acquired loans at September 30, 2022, June 30, 2022, March 31, 2022, December 31, 2021, and September 30, 2021, respectively.

Northwest Bancshares, Inc. and Subsidiaries
Loan Delinquency (Unaudited)
(dollars in thousands)

	September 30, 2022		*	June 30, 2022		*	March 31, 2022		*	December 31, 2021		*	September 30, 2021		*
(Number of loans and dollar amount of loans)
Loans delinquent 30 days to 59 days:
Residential mortgage loans	26	$1,052	—%	20	$785	—%	281	$24,057	0.8%	277	$20,567	0.7%	17	$765	—%
Home equity loans	88	3,278	0.3%	107	3,664	0.3%	105	3,867	0.3%	112	3,153	0.2%	101	3,351	0.2%
Consumer loans	549	6,546	0.3%	563	6,898	0.3%	523	6,043	0.3%	589	6,536	0.4%	576	6,146	0.3%
Commercial real estate loans	13	1,332	—%	26	2,701	0.1%	25	3,643	0.1%	17	17,065	0.6%	19	2,004	0.1%
Commercial loans	48	2,582	0.2%	24	1,486	0.2%	16	1,268	0.1%	12	193	—%	10	692	0.1%
Total loans delinquent 30 days to 59 days	724	$14,790	0.1%	740	$15,534	0.1%	950	$38,878	0.4%	1,007	$47,514	0.5%	723	$12,958	0.1%

Loans delinquent 60 days to 89 days:
Residential mortgage loans	51	$4,320	0.1%	61	$5,941	0.2%	24	$1,950	0.1%	59	$5,433	0.2%	55	$4,907	0.2%
Home equity loans	36	1,227	0.1%	28	952	0.1%	28	1,138	0.1%	30	949	0.1%	29	1,024	0.1%
Consumer loans	223	2,663	0.1%	178	1,460	0.1%	159	1,839	0.1%	195	2,006	0.1%	180	1,757	0.1%
Commercial real estate loans	13	1,741	0.1%	9	1,472	0.1%	1	112	—%	5	769	—%	8	1,170	—%
Commercial loans	14	808	0.1%	6	341	—%	3	103	—%	10	727	0.1%	2	170	—%
Total loans delinquent 60 days to 89 days	337	$10,759	0.1%	282	$10,166	0.1%	215	$5,142	0.1%	299	$9,884	0.1%	274	$9,028	0.1%

Loans delinquent 90 days or more: **
Residential mortgage loans	64	$5,544	0.2%	63	$5,445	0.2%	47	$3,976	0.1%	87	$7,641	0.3%	95	$8,069	0.3%
Home equity loans	65	1,779	0.1%	69	2,081	0.2%	91	2,968	0.2%	105	4,262	0.3%	119	4,745	0.4%
Consumer loans	289	2,388	0.1%	286	2,321	0.1%	287	2,202	0.1%	296	2,400	0.1%	308	2,568	0.1%
Commercial real estate loans	22	8,821	0.3%	31	14,949	0.5%	41	21,399	0.7%	52	24,063	0.8%	59	25,562	0.8%
Commercial loans	11	638	0.1%	10	583	0.1%	10	795	0.1%	8	1,105	0.1%	10	1,104	0.1%
Total loans delinquent 90 days or more	451	$19,170	0.2%	459	$25,379	0.2%	476	$31,340	0.3%	548	$39,471	0.4%	591	$42,048	0.4%

Total loans delinquent	1,512	$44,719	0.4%	1,481	$51,079	0.5%	1,641	$75,360	0.7%	1,854	$96,869	1.0%	1,588	$64,034	0.6%
*    Represents delinquency, in dollars, divided by the respective total amount of that type of loan outstanding.
**    Includes purchased credit deteriorated loans of $783,000, $6.3 million, $7.1 million, $7.3 million, and $8.4 million at September 30, 2022, June 30, 2022, March 31, 2022, December 31, 2021, and September 30, 2021, respectively.

Northwest Bancshares, Inc. and Subsidiaries
Allowance for Credit Losses (Unaudited)
(dollars in thousands)

	Quarter ended
	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
Beginning balance	$98,355	99,295	102,241	109,767	117,330
Provision	7,689	2,629	(1,481)	(1,909)	(4,354)
Charge-offs residential mortgage	(166)	(138)	(1,183)	(784)	(1,263)
Charge-offs home equity	(535)	(255)	(447)	(1,299)	(1,474)
Charge-offs consumer	(2,341)	(1,912)	(1,723)	(2,897)	(2,148)
Charge-offs commercial real estate	(1,329)	(4,392)	(1,024)	(2,652)	(1,581)
Charge-offs commercial	(243)	(329)	(681)	(2,586)	(412)
Recoveries	8,389	3,457	3,593	4,601	3,669
Ending balance	$109,819	98,355	99,295	102,241	109,767
Net (recoveries)/charge-offs to average loans, annualized	(0.14)%	0.14%	0.06%	0.22%	0.12%

	Nine months ended September 30,
	2022	2021
Beginning balance	$102,241	134,427
Provision	8,837	(9,974)
Charge-offs residential mortgage	(1,487)	(2,888)
Charge-offs home equity	(1,237)	(2,081)
Charge-offs consumer	(5,976)	(7,152)
Charge-offs commercial real estate	(6,745)	(10,171)
Charge-offs commercial	(1,253)	(1,627)
Recoveries	15,439	9,233
Ending balance	$109,819	109,767
Net charge-offs to average loans, annualized	0.02%	0.19%

Northwest Bancshares, Inc. and Subsidiaries
Average Balance Sheet (Unaudited)
(dollars in thousands)
    The following table sets forth certain information relating to the Company’s average balance sheet and reflects the average yield on assets and average cost of liabilities for the periods indicated.  Such yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods presented.  Average balances are calculated using daily averages.

	Quarter ended
	September 30, 2022			June 30, 2022			March 31, 2022			December 31, 2021			September 30, 2021
	Average balance	Interest	Avg. yield/ cost (h)	Average balance	Interest	Avg. yield/ cost (h)	Average balance	Interest	Avg. yield/ cost (h)	Average balance	Interest	Avg. yield/ cost (h)	Average balance	Interest	Avg. yield/ cost (h)
Assets:
Interest-earning assets:
Residential mortgage loans	$3,331,173	29,414	3.53%	$3,171,469	27,327	3.45%	$2,980,788	25,542	3.43%	$2,977,942	25,269	3.39%	$2,959,794	25,398	3.43%
Home equity loans	1,274,918	13,658	4.25%	1,277,440	11,961	3.76%	1,293,986	11,472	3.60%	1,328,553	11,750	3.51%	1,356,131	11,993	3.51%
Consumer loans	1,981,754	17,256	3.45%	1,880,769	15,777	3.36%	1,799,037	14,907	3.36%	1,756,620	15,514	3.50%	1,728,563	16,220	3.72%
Commercial real estate loans	2,842,597	34,158	4.70%	2,915,750	31,844	4.32%	3,000,204	29,757	3.97%	3,113,924	34,062	4.28%	3,205,839	35,305	4.31%
Commercial loans	1,050,124	12,978	4.84%	912,454	9,090	3.94%	824,770	6,897	3.34%	855,998	9,154	4.18%	975,603	9,096	3.65%
Total loans receivable (a) (b) (d)	10,480,566	107,464	4.07%	10,157,882	95,999	3.79%	9,898,785	88,575	3.63%	10,033,037	95,749	3.79%	10,225,930	98,012	3.80%
Mortgage-backed securities (c)	2,019,715	8,683	1.72%	1,952,375	7,158	1.47%	1,945,173	6,360	1.31%	1,894,683	5,743	1.21%	1,832,876	5,840	1.27%
Investment securities (c) (d)	388,755	1,762	1.81%	376,935	1,590	1.69%	373,694	1,540	1.65%	358,558	1,535	1.71%	348,619	1,466	1.68%
FHLB stock, at cost	14,028	148	4.19%	13,428	82	2.44%	13,870	81	2.38%	14,459	82	2.25%	21,607	71	1.31%
Other interest-earning deposits	253,192	1,295	2.00%	846,142	1,684	0.79%	1,218,960	467	0.15%	1,168,449	467	0.16%	905,130	352	0.15%
Total interest-earning assets	13,156,256	119,352	3.60%	13,346,762	106,513	3.20%	13,450,482	97,023	2.93%	13,469,186	103,576	3.05%	13,334,162	105,741	3.15%
Noninterest-earning assets (e)	896,663			909,943			973,092			1,004,905			1,074,122
Total assets	$14,052,919			$14,256,705			$14,423,574			$14,474,091			$14,408,284
Liabilities and shareholders’ equity:
Interest-bearing liabilities:
Savings deposits	$2,350,248	594	0.10%	$2,361,919	589	0.10%	$2,334,494	592	0.10%	$2,282,606	622	0.11%	$2,271,365	603	0.11%
Interest-bearing demand deposits	2,794,338	360	0.05%	2,857,336	310	0.04%	2,875,430	321	0.05%	2,933,466	411	0.06%	2,890,905	414	0.06%
Money market deposit accounts	2,620,850	692	0.10%	2,653,467	668	0.10%	2,668,105	653	0.10%	2,618,177	656	0.10%	2,565,159	637	0.10%
Time deposits	1,110,906	1,511	0.54%	1,220,815	1,774	0.58%	1,292,608	2,185	0.69%	1,356,513	2,606	0.76%	1,423,041	2,886	0.80%
Borrowed funds (f)	127,073	239	0.75%	123,749	167	0.54%	135,289	158	0.47%	135,038	159	0.47%	131,199	154	0.47%
Subordinated debt	113,695	1,149	4.04%	119,563	1,203	4.03%	123,608	1,250	4.05%	123,514	1,180	3.82%	123,513	1,277	4.10%
Junior subordinated debentures	129,207	1,322	4.00%	129,142	920	2.82%	129,077	651	2.02%	129,012	625	1.89%	128,946	625	1.90%
Total interest-bearing liabilities	9,246,317	5,867	0.25%	9,465,991	5,631	0.24%	9,558,611	5,810	0.25%	9,578,326	6,259	0.26%	9,534,128	6,596	0.27%
Noninterest-bearing demand deposits (g)	3,093,490			3,090,372			3,060,698			3,093,518			3,058,819
Noninterest-bearing liabilities	209,486			193,510			203,537			242,620			244,402
Total liabilities	12,549,293			12,749,873			12,822,846			12,914,464			12,837,349
Shareholders’ equity	1,503,626			1,506,832			1,600,728			1,559,627			1,570,935
Total liabilities and shareholders’ equity	$14,052,919			$14,256,705			$14,423,574			$14,474,091			$14,408,284
Net interest income/Interest rate spread		113,485	3.35%		100,882	2.96%		91,213	2.68%		97,317	2.79%		99,145	2.87%
Net interest-earning assets/Net interest margin	$3,909,939		3.42%	$3,880,771		3.07%	$3,891,871		2.75%	$3,890,860		2.89%	$3,800,034		2.97%
Ratio of interest-earning assets to interest-bearing liabilities	1.42X			1.41X			1.41X			1.41X			1.40X
(a)    Average gross loans receivable includes loans held as available-for-sale and loans placed on nonaccrual status.
(b)    Interest income includes accretion/amortization of deferred loan fees/expenses, which was not material.
(c)    Average balances do not include the effect of unrealized gains or losses on securities held as available-for-sale.
(d)    Interest income on tax-free investment securities and tax-free loans are presented on a fully taxable equivalent ("FTE") basis.
(e)     Average balances include the effect of unrealized gains or losses on securities held as available-for-sale.
(f)    Average balances include FHLB borrowings and collateralized borrowings.
(g)    Average cost of deposits were 0.11%, 0.11%, 0.12%, 0.14%, and 0.15%, respectively.
(h)    Shown on a FTE basis. GAAP basis yields for the periods indicated were: Loans — 4.05%, 3.77%, 3.61%, 3.77%, and 3.79%, respectively, Investment securities — 1.59%, 1.48%, 1.45%, 1.48%, and 1.47%, respectively, Interest-earning assets — 3.58%, 3.18%, 2.91%, 3.03%, and 3.13%, respectively. GAAP basis net interest rate spreads were 3.33%, 2.94%, 2.66%, 2.77%, and 2.86%, respectively, and GAAP basis net interest margins were 3.40%, 3.05%, 2.73%, 2.87%, and 2.95%, respectively.

Northwest Bancshares, Inc. and Subsidiaries
Average Balance Sheet (Unaudited)
(in thousands)

    The following table sets forth certain information relating to the Company’s average balance sheet and reflects the average yield on interest-earning assets and average cost of interest-bearing liabilities for the periods indicated.  Such yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods presented.  Average balances are calculated using daily averages.

	Nine months ended September 30,
	2022			2021
	Average balance	Interest	Avg. yield/ cost (h)	Average balance	Interest	Avg. yield/ cost (h)
Assets
Interest-earning assets:
Residential mortgage loans	$3,162,758	82,282	3.47%	$2,967,248	77,373	3.48%
Home equity loans	1,282,045	37,443	3.90%	1,389,367	37,039	3.55%
Consumer loans	1,887,843	47,588	3.37%	1,594,834	45,341	3.79%
Commercial real estate loans	2,918,940	95,813	4.33%	3,258,785	107,124	4.32%
Commercial loans	929,942	28,981	4.11%	1,099,010	29,640	3.54%
Loans receivable (a) (b) (d)	10,181,528	292,107	3.84%	10,309,244	296,517	3.83%
Mortgage-backed securities (c)	1,972,694	22,201	1.50%	1,639,749	15,720	1.28%
Investment securities (c) (d)	379,850	4,923	1.73%	348,193	4,313	1.65%
FHLB stock, at cost	13,776	311	3.02%	22,174	325	1.95%
Other interest-earning deposits	753,482	3,447	0.60%	838,997	727	0.11%
Total interest-earning assets	13,301,330	322,989	3.25%	13,158,357	317,602	3.22%
Noninterest-earning assets (e)	941,947			1,094,117

Total assets	$14,243,277			$14,252,474

Liabilities and shareholders’ equity
Interest-bearing liabilities:
Savings deposits	$2,348,944	1,758	0.10%	$2,215,553	1,818	0.11%
Interest-bearing demand deposits	2,842,071	1,008	0.05%	2,838,822	1,250	0.06%
Money market deposit accounts	2,647,301	2,067	0.10%	2,533,676	1,914	0.10%
Time deposits	1,207,444	5,416	0.60%	1,499,583	9,845	0.87%
Borrowed funds (f)	131,368	563	0.57%	135,369	458	0.45%
Subordinated debt	118,919	3,603	4.04%	123,438	3,799	4.10%
Junior subordinated debentures	129,142	2,893	2.95%	128,882	1,903	1.94%
Total interest-bearing liabilities	9,425,189	17,308	0.25%	9,475,323	20,987	0.30%
Noninterest-bearing demand deposits (g)	3,081,640			2,967,672
Noninterest-bearing liabilities	199,742			252,587

Total liabilities	12,706,571			12,695,582

Shareholders’ equity	1,536,706			1,556,892

Total liabilities and shareholders’ equity	$14,243,277			$14,252,474

Net interest income/Interest rate spread		305,681	3.00%		296,615	2.92%

Net interest-earning assets/Net interest margin	$3,876,141		3.07%	$3,683,034		3.01%

Ratio of interest-earning assets to interest-bearing liabilities	1.41X			1.39X
(a)Average gross loans receivable includes loans held as available-for-sale and loans placed on nonaccrual status.
(b)Interest income includes accretion/amortization of deferred loan fees/expenses, which were not material.
(c)Average balances do not include the effect of unrealized gains or losses on securities held as available-for-sale.
(d)Interest income on tax-free investment securities and tax-free loans are presented on a fully taxable equivalent ("FTE") basis.
(e)Average balances include the effect of unrealized gains or losses on securities held as available-for-sale.
(f)Average balances include FHLB borrowings and collateralized borrowings.
(g)Average cost of deposits were 0.11% and 0.16%, respectively.
(h)Shown on a FTE basis. GAAP basis yields were: Loans — 3.82% and 3.82%, respectively; Investment securities — 1.51% and 1.44%, respectively; Interest-earning assets — 3.23% and 3.20%, respectively. GAAP basis net interest rate spreads were 2.98% and 2.91%, respectively; and GAAP basis net interest margins were 3.05% and 2.99%, respectively.